                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 January 3, 2003
                        (Date of earliest event reported)



                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)



         Oklahoma                   001-13643                  73-1520922
(State or other jurisdiction       (Commission                (IRS Employer
       of incorporation)           File Number)             Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                      74103
                                   (Zip code)


                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.   Other Events
-------   ------------

          ONEOK, Inc. has entered into a definitive settlement agreement with Southern Union Company resolving all remaining legal issues stemming from the terminated offer by ONEOK to acquire Southwest Gas Corp in 1999. It also resolved the claims against John A. Gaberino Jr. and E.
          N. Dubay related to this matter.

          Under the terms of the settlement, ONEOK has paid $5 million to Southern Union Company. ONEOK and affiliated parties are released from any claims against them brought by Southern Union related to Southwest Gas acquisition activities in 1999. An order dismissing the lawsuits with prejudice was signed by U.S. District Judge Roslyn Silver and filed in the United States District Court for the District of Arizona.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
-------   ------------------------------------------------------------------

(a)       Financial Statements of Businesses Acquired
               Not applicable.

(b)       Pro Forma Financial Information
               Not applicable.

(c)       Exhibits
               99.1 Press release issued by ONEOK, Inc. dated January 3, 2003.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                    ONEOK, Inc.

Date:  January 6, 2003                      By: /s/ Jim Kneale
                                                --------------------------------
                                                Jim Kneale
                                                Senior Vice President, Treasurer
                                                and Chief Financial Officer
                                                (Principal Financial Officer)




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